SUPPLEMENT EMPLOYEE RETIREMENT AGREEMENT
                    ----------------------------------------

         The Supplemental Employee Retirement Agreement is made and entered into this 4th day of August 1989, by and between Public Service Company of New Mexico ("Employer"), and JOHN T. ACKERMAN, ("Employee").

         WHEREAS, Employer is the Plan Sponsor of the Public Service Company of New Mexico Restated and Amended Accelerated Management Performance Plan (1988) ("AMP") and the Public Service Company of New Mexico Employees' Retirement Plan ("Retirement Plan");

         WHEREAS, it is the intent of this Agreement to provide for the payment of supplemental employee retirement benefits to Employee not otherwise available to Employee under the AMP and the Retirement Plan;

         NOW, THEREFORE, it is agreed as follows:

         1. Termination of Employment before November 1, 1990. If Employee's employment with Employer terminates before November 1, 1990, Employer agrees to pay Employee supplemental employee retirement benefits as if Employee had, on the date of termination of employment, attained his Early Retirement Date under the Retirement Plan.

         2. Termination of Employment after October 31, 1990. If Employee's employment with Employer terminates after October 31, 1990, Employer hereby agrees to pay Employee supplemental employee retirement benefits as if Employee had, on the date of Employee's termination of employment, accumulated Maximum Performance Credits pursuant to the AMP.

         3. Benefit Calculation. Benefits payable to Employee under either paragraph 1 or 2 above shall be the benefits as calculated under the AMP in effect on the date of this Agreement, as modified by either paragraph 1 or 2 above, as may be applicable. Such benefits shall be payable to Employee, at his election, at any time following such termination of employment with Employer, pursuant to any annuity form available under the Retirement Plan with appropriate actuarial adjustments for forms other than a single life annuity on Employee's life.

         4. No Duplication of Benefits. The purpose of this Agreement is to accelerate the benefits that may be due under the AMP and the Retirement Plan. All payments due hereunder shall be reduced by all benefits deemed payable to Employee under the AMP and the Retirement Plan. The benefits deemed payable under the Retirement Plan and the AMP shall be calculated.

                  (a) assuming a deemed commencement date for the payment of such benefits being the later of: (i) the date Employee commences receiving benefits under the Agreement, or (ii) the earliest date Employee could have begun receiving benefits under the Retirement Plan and the AMP;

                  (b) using the same form of benefit (i.e. single life annuity, joint survivor annuity, etc.) as is selected for payment of benefits under this Agreement; and

                  (c) based upon the Retirement Plan and AMP in effect on the date such benefits are deemed to have commenced pursuant to Section 4(a) above.

         5. Designation of Beneficiary. The designation of beneficiary form filed by Employer under the Retirement Plan shall also be deemed to be a designation of the person(s) or fiduciary to receive any amount payable upon Employee's death. Until the Employee and his spouse shall file a written, notarized designation to the contrary, the spouse of the Employee shall be deemed to have been designated as beneficiary or, in the event that Employee has no spouse, the Employee's estate shall be deemed to have designed his estate as beneficiary.

         6. No Assignment. This Agreement shall inure only to the benefit of Employee, Employee's designated beneficiary, and Employee's estate or heirs and may not be assigned, transferred, pledged or hypothecated in any way by Employee or Employee's personal representative, heir, distributee, or other person claiming under Employee and shall not be subject to execution, attachment or similar process.

         7. No Trust. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between Employer and Employee, or any designated beneficiary of Employee. Employer's obligation under this Agreement is and shall be and remain at all times unfunded and unsecured by any property, and shall at all times be a mere contractual obligation.

         8. Administrator. This Agreement shall be administered by the Board of Directors of Employer or any individual or committee appointed by it with written notice to Employee.

         9. Amendment. This Agreement may be amended only by written consent of both parties.

         10. Controlling Law. This Agreement shall be interpreted under the laws of the State of New Mexico.

         11. Binding Effect. This Agreement shall be binding upon any successor Employer and any such successor shall be deemed substituted for Employer under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at anytime, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of Employer.

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


         IN WITNESS WHEREOF, the parties hereto, personally or by their authorized representatives, have executed this Supplemental Employee Retirement Agreement as of the date first above written.

                                   EMPLOYER:


                                   Public Service Company of
                                   New Mexico


                                   By /s/ J. D. Geist
                                    ------------------------------------
                                      JERRY D. GEIST, Chairman and
                                      President

                                   EMPLOYEE:


                                   /s/ J. T. Ackerman
                                   -------------------------------------
                                      JOHN T. ACKERMAN


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


                   SUPPLEMENTAL EMPLOYEE RETIREMENT AGREEMENT
                   ------------------------------------------

         This Supplemental Employee Retirement Agreement is made and entered into as of this 4th day of August, 1989, by and between Public Service Company of New Mexico, a New Mexico Corporation ("PNM"), and Max Maerki ("Maerki").

                                   WITNESSETH

         WHEREAS, Maerki is currently the Senior Vice President and Chief Financial Officer of PNM;

         WHEREAS, Maerki has knowledge, experience, reputation and contacts the benefits of which PNM would like to continue receiving, and is willing to provide Maerki additional incentives for such services;

         WHEREAS, PNM is the sponsoring employer of the Public Service Company of New Mexico Employees' Retirement Plan (the "Retirement Plan"); and

         WHEREAS, it is the intent of this Agreement to provide for the payment of supplemental employee retirement benefits to Maerki not otherwise available to him under the Retirement Plan.

         NOW THEREFORE, in consideration of the mutual promises contained herein, it is hereby agreed as follows:

         1. Supplemental Employee Retirement Benefit. PNM shall pay to Maerki supplemental employee retirement benefits equal to the benefit which would be payable to Maerki under the Retirement Plan, calculated as though Maerki has been in continuous employment of PNM since February 15, 1974, reduced by benefits deemed payable to Maerki under the Retirement Plan.

         2. Calculation of Supplemental Retirement Benefits. The benefits payable under this Agreement:

         (a) shall be determined based upon the Retirement Plan in effect on January 1, 1989, including amendments that will be made to the Retirement Plan during the 1989 calendar year retroactively to January 1, 1989;

         (b)      shall assume 100% vesting; and

         (c) shall be calculated without regard to any limitations that would otherwise be applicable pursuant to the Internal Revenue Code of 1986, as amended, ("Code") Section 415 and the $200,000 compensation limitation pursuant to Code Section 404 and 401(a)(17).

         3.  Form, Timing and Amount of Benefit.

                  (a) The benefits payable under paragraph 1 above shall be payable pursuant to any annuity form available under the Retirement Plan with appropriate actuarial adjustments for forms other than a single life annuity on Maerki's life. The form shall be selected prior to Maerki's termination of employment.

                  (b) The benefits payable under paragraph 1 shall commence at such time as Maerki shall elect following (x) Maerki's termination of employment with PNM, or (y) if later, the earliest date Maerki could commence receiving benefits under the Retirement Plan assuming his employment with PNM commenced February 15,1974.

         4. Calculation of Plan Benefits. The benefits deemed payable under the Retirement Plan shall be calculated:

                  (a) assuming a deemed commencement date for the payment of such benefits being the later of: (i) the date Maerki commences receiving benefits under this Agreement, and (ii) the earliest date Maerki could have begun receiving benefits under the Retirement Plan;

                  (b) using the same form of benefit (i.e., single life annuity, joint survivor annuity, etc.) as is selected for payment of benefits under this Agreement; and

                  (c) based upon the Retirement Plan in effect on the date such benefits are deemed to have commenced pursuant to Section 4(a) above.

         5. Designation of Beneficiary. The designation of beneficiary form filed by Maerki under the Retirement Plan shall also be deemed to be a designation of the person or persons or fiduciary to receive any amount payable under this Agreement upon Maerki's death. Until a written designation to the contrary is filed, any spouse of Maerki shall be deemed to have been designated as the beneficiary hereunder, or in the event that Maerki has no spouse, Maerki shall be deemed to have designated his estate as beneficiary. For purposes hereof, "spouse" shall mean "Eligible Spouse" as defined in the Retirement Plan.

         6. No Assignment. This agreement shall inure only to the benefit of Maerki, Maerki's designated beneficiary, Maerki's estate, or heirs and may not be assigned, transferred, pledged, or hypothecated in any way by Maerki, Maerki's executor, administrator, heir, distributee, or other person claiming under Maerki, and shall not be subject to execution, attachment or similar process.

         7. No Trust. Nothing contained in this Agreement and no action taken shall create or be construed to create a trust of any kind, or a fiduciary relationship between Maerki and PNM, or any designated beneficiary of Maerki. PNM's obligation under this Agreement is unfunded and unsecured by any property, and is a mere contractual obligation of PNM.

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

         8. Administrator. This Agreement shall be administered by the Board of Directors of PNM or any individual or committee appointed by it with written notice to Maerki.

         9. Amendment. This Agreement may be amended only by written consent of both parties. This Agreement constitutes the entire agreement between the parties as to supplemental retirement benefits and supersedes any and all prior agreements.

         10. Controlling Law. This Agreement shall be interpreted under the laws of the State of New Mexico.

         11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor of PNM and any such successor shall be deemed substituted for PNM under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, firm, corporation, or other business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or business of PNM.

         IN WITNESS WHEREOF, the parties hereto, personally or by their authorized representatives, have subscribed to this supplemental employee retirement agreement.

                                          PUBLIC SERVICE COMPANY
                                                OF NEW MEXICO


Date:  August 4, 1989                     By:      /s/ J. D. Geist
----------------------------------------  ----------------------------------
                                                Jerry Geist, President and
                                                Chairman

Date:  August 4, 1989                     /s/ Max Maerki
----------------------------------------  ----------------------------------
                                          Max Maerki






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